CUSIP:  29264K10

                                    EXHIBIT I



Item 3

         (b)       X       Bank as defined in Section 3(a)(b) of the Act

                           Chancellor LGT Trust Company

         (c)       X       Investment Adviser registered under Section 203 of
the Investment Advisers Act of 1940.

                           Chancellor LGT Asset Management, Inc.